SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                  --------------------------------------------




                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 29, 2005
                                                         -----------------

                               PACTIV CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)

1-15157                                                               36-2552989
--------------------------------------------------------------------------------
(Commission File Number)                        (IRS Employer Identification No)


               1900 West Field Court, Lake Forest, Illinois 60045
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 482-2000

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acceleration of Vesting of Stock Options

    At its meetings on November 28, 2005, the Compensation/Nominating/Governance Committee and the Board of Directors decided to replace generally stock options as a part of the Company's long-term compensation program with performance shares under the Company's Performance Share program. The primary purposes for this change are to more closely align long-term incentive compensation with the Company's actual performance measured by the performance drivers under the Performance Share program, currently earnings per share and return on capital invested, and more accurately reflect the expense of such compensation in the Company's income statement. As part of this shift away from stock options to performance shares, the Board accelerated the vesting of all unvested stock options, representing 1,567,088 shares, to November 28, 2005, in order not to distort the true expense of its long-term incentive compensation program going forward. This includes stock options held by the named executive officers. Because the exercise prices of substantially all such options were above the market value of the common stock on November 28, 2005, the Company will record negligible expense from this action.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 29, 2005

PACTIV CORPORATION


By: /s/ James V. Faulkner, Jr.
    --------------------------
    James V. Faulkner, Jr.
    Vice President and General Counsel